UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

Current Report Pursuant
to Section 13 or 15(d) of
The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

Senomyx, Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	000-50791 (Commission File Number)	33-0843840 (I.R.S. Employer Identification No.)

4767 Nexus Centre Drive San Diego, California (Address of principal executive offices)	92121 (Zip Code)

Registrant's telephone number, including area code: (858) 646-8300

Not Applicable.
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 2, 2016, Senomyx, Inc. (the "Company") implemented a restructuring plan (the “Plan”). Under the Plan, the Company expects to reduce the Company’s work force by 17 full-time equivalent employees. The Company expects to substantially complete the Plan in the fourth quarter of 2016.

Implementation of the Plan reflects the shift in the Company’s priorities to focus its sweet taste research and development efforts primarily on natural sweet taste modifiers and natural high intensity sweeteners. The Company will continue to invest in its salt taste program utilizing a focused research and development approach. Both the natural sweet program and salt taste program are supported by funding under collaborations. In addition, the Company will continue to invest in its commercialization initiatives including direct sales and activities supporting its collaborators’ commercialization of the Company’s flavor ingredients.

Under the Plan, with the resulting staff and other expense reductions, the Company expects to reduce its expenses by approximately $4 million on an annualized basis.

The Company is offering severance benefits to the affected employees, including cash severance payments, outplacement services and payment of COBRA health care coverage for specified periods. In addition, the Company has offered to accelerate the vesting of specified stock options. Each affected employee’s eligibility for the severance benefits is contingent upon such employee’s execution of a separation agreement, which includes a general release of claims against the Company.

The Company expects to record restructuring-related expenses totaling approximately $490,000 related to termination benefit costs and other costs associated with the Plan, most of which will be expensed and paid in the fourth quarter of 2016.

The above estimated costs and charges may vary materially based on various factors, including those discussed below under the heading “Forward-Looking Statements.”

Item 8.01	Other Events.

The Company’s previously announced financial guidance for the fourth quarter of 2016 has not been revised based on the implementation of the Plan.

Forward-Looking Statements

Information contained in this Current Report on Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve known and unknown risks and uncertainties. Any statements that are not of historical facts may be deemed to be forward-looking statements, including statements regarding the Company’s anticipated workforce reduction and the timing thereof, anticipated reduction in expenses, anticipated restructuring-related expenses, financial performance, research, development and business prospects and plans, and similar matters. Any such statement may be influenced by a variety of factors, many of which are beyond the control of the Company, that could cause actual outcomes and results to be materially different from those projected, described, expressed or implied herein due to a number of risks and uncertainties. Potential risks and uncertainties include, among others: possible changes in the size and components of the expected costs and charges associated with the Plan; and risks associated with the Company’s ability to achieve the benefits of the Plan. All information set forth herein is current as of the date of this Current Report on Form 8-K. The Company is not under any duty to update any of the information herein. For further information regarding risks and uncertainties associated with the Company’s business, please refer to the “Risk Factors” section of the Company’s filings with the Securities and Exchange Commission, including, but not limited to, its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENOMYX, INC.

	By:	/S/ ANTONY ROGERS
Antony Rogers
Senior Vice President and Chief Financial Officer

Date: December 5, 2016